EXHIBIT 99.1


                  FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

         This lease Amendment Agreement ("Lease Amendment") made on December 31, 2005, between R. & R. Partners, 3521 SCOTT STREET, SAN FRANCISCO, CA 94123-1056 (referred to herein as "Lessor"), and North Coast Bank, a division of American River Bank, 8733 LAKEWOOD DRIVE, WINDSOR, CA 95492 (referred to herein as "Lessee").

         WHEREAS, Lessor and Lessee desire to amend the Lease dated July 1st, 2003 by and between the Lessor and the Lessee:

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         That the lease is amended effective on January 1, 2006:

1.       Renewal Term:
         ------------

         The term of the Lease shall be extended for an additional period of one
         (1) year commencing on January 1, 2006 and expiring on December 31, 2006 at 11:59 P.M.

2.       Minimum Rent:
         ------------

         The monthly base rent for the term of the lease shall be:

                  $3,519.00 per month

         All other terms, covenants and conditions of the Lease shall remain in full force and effect. In the event of any conflicts between the terms and conditions of the Lease and the terms and conditions of this Lease Amendment, the terms and conditions of this Lease Amendment shall prevail.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this agreement to be executed as of the day and year first written above and the below signatories represent and warrant that they have the requisite authority to execute this Lease Amendment on behalf of the Lessor and Lessee, respectively.

LESSOR:                                     LESSEE:
R. & R. PARTNERS                            NORTH COAST BANK, a division
                                            of American River Bank

By: /s/ EILEEN GUIBERT                      By: /s/ MITCHELL A. DERENZO
    ------------------------------              --------------------------------
Printed Name:  Eileen Guibert               Printed Name:  Mitchell A. Derenzo

Title:  Manager                             Title:  Executive Vice President &
                                                    Chief Financial Officer

Date:   12/30/05                            Date:   1/2/06


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